Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

COMPASS MINERALS INTERNATIONAL, INC.

(Effective as of December 11, 2003)

AMENDED AND RESTATED BY-LAWS

OF

COMPASS MINERALS INTERNATIONAL, INC.

(Effective as of December 11, 2003)

ARTICLE I.  OFFICES

1.01.                        Principal and Business Offices.  The corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02.                        Registered Office.  The registered office of the corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent.  The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE II.  STOCKHOLDERS

2.01.                        Annual Meeting.  The annual meeting of the stockholders shall be held at such date and time as shall be fixed by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day.

2.02.                        Special Meeting.  Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.03.                        Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders called by the Board of Directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware.

2.04.                        Notice of Meeting.  Written notice stating the place, day and hour of the meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law or the certificate of incorporation) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board or the President.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

2.05.                        Adjournment.  Any meeting of stockholders may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  No notice of the time or place of an adjournment need be given if the time and place are announced at the meeting at which an adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder.  Unless a new record date for the adjourned meeting is fixed, the determination of stockholders of record entitled to notice of or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting.

2.06.                        Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case shall, unless otherwise required by law, be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If no record date is fixed, the record date for determining:

(a)                                  stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; or

(b)                                 stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.07.                        Voting Records.  The officer having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of stockholders, make a complete record of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each.  Such record shall be produced and kept open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held as specified in the notice of the meeting or at the place of the meeting.  The record shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholders present.  Except as otherwise provided by law, the original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

2.08.                        Quorum.  Except as otherwise provided by law, the certificate of incorporation or these by-laws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but in no event shall less than one-third of the shares entitled to vote constitute a quorum.  Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares represented at a meeting which initially had a quorum may adjourn the meeting from time to time without further notice.

2.09.                        Conduct of Meeting.  Meetings of Stockholders shall be presided over by the Chairman of the Board, or in his absence, the President, or in his absence, by a Vice President in the order provided under Section 4.07, or in the absence, inability or unwillingness of the foregoing persons, by a chairman chosen at the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.10.                        Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.  Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting.  The presence of a stockholder who has filed a proxy shall not of itself constitute a revocation.  No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.  The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.11.                        Voting of Shares.  Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the certificate of incorporation.

2.12.                        Voting of Shares by Certain Holders.

(a)                                  Other Corporations.  Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president.  A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.

(b)                                 Legal Representatives and Fiduciaries.  Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by a duly executed proxy, without a transfer of such shares to his name.  Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.  A proxy executed by a fiduciary, shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c)                                  Pledgees.  A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares the pledgor has expressly authorized the pledgee to vote the shares and thereafter the pledgee, or his proxy, shall be entitled to vote the shares so transferred.

(d)                                 Treasury Stock and Subsidiaries.  Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e)                                  Joint Holders.  Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows: (i) if voted by an individual, his vote binds all holders; or

(ii) if voted by more than one holder, the majority vote binds all, unless the vote is evenly split in which case the shares may be voted proportionately, or according to the ownership interest as shown in the instrument filed with the Secretary of the corporation.

2.13.                        Waiver of Notice by Stockholders.  Whenever any notice whatever is required to be given to any stockholder of the corporation under the certificate of incorporation or by-laws or any provision of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business.  Neither the business, nor the purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.

2.14.                        Stockholders Consent without Meeting.  No action that is required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

2.15.                        Notice of Stockholder Business and Nominations.

(a)                                  Annual Meetings of Stockholders.

(1)                                  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 2.15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15.

(2)                                  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.15, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation).  For purposes of the first annual meeting of stockholders of the corporation held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the corporation to the public, the first anniversary of such annual meeting shall be deemed to be the 15th day of March of the following year.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3)                                  Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.15 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedure set forth in this Section 2.15.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.15 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) of the giving of a stockholder’s notice as described above.

(c)                                  General.

(1)                                  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(iii)(D) of this Section 2.15) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.15, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.15, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, withstanding that proxies in respect of such vote may have been received by the corporation.

(2)                                   For purposes of this Section 2.15, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable notional news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)                                   Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters et forth in this Section 2.15.  Nothing in this Section 2.15 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III.  BOARD OR DIRECTORS

3.01.                        General Powers.  The corporation shall be managed by or under the direction of its Board of Directors.

3.02.                        Number and Election of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the business and affairs of the number of directors of the corporation shall be such as from time to time shall be established by the Board of Directors, provided that in no event shall the total number of directors constituting the entire Board of Directors be less than three (3).  Election of directors need not be by written ballot.

3.03.                        Classes of Directors.  The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III.  In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.

3.04.                        Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for a term expiring at the corporation’s annual meeting of stockholders held in 2004; each director initially appointed to Class II shall serve for a term expiring at the corporation’s annual meeting of stockholders held in 2005; and each director initially appointed to Class III shall serve for a term expiring at the corporation’s annual meeting of stockholders held in 2006; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

3.05.                        Quorum.  Except as otherwise provided by law or by the certificate of incorporation or these by-laws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the directors constitute a quorum.  A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.06.                        Manner of Acting.  Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the act of a greater number is required by law or by the certificate of incorporation or these by-laws.

3.07.                        Removal; Resignation.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, a director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. A director may resign at any time by filing his written resignation with the Secretary of the corporation.

3.08.                        Vacancies.   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless otherwise provided by law or the certificate of incorporation, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

3.09.                        Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of stockholders, and each adjourned session thereof.  The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

3.10.                        Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any director.  The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be the registered office of the corporation in the State of Delaware.

3.11.                        Notice; Waiver.  Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.09) shall be given to each director not less than twenty-four (24) hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by telegram, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Whenever any notice whatever is required to be given to any director of the corporation under the certificate of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.12.                        Conduct of Meetings.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the President, or in his absence, by a Vice President in the order provided under Section 4.07, or in the absence, inability or unwillingness of the foregoing persons, any director chosen by the directors present shall act as chairman of the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

3.13.                        Compensation.  The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.  The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

3.14.                        Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.15.                        Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors may designate one or more committees, each committee to consist of one or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.16.                        Unanimous Consent without Meeting.  Any action required or permitted by the certificate of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by a resolution of any committee thereof may be taken without a meeting if a consent in writing (which may be in counter parts), setting forth the action so taken, filed with the minutes of the proceedings, shall be signed by all of the directors then in office.

3.17.                        Telephonic Meetings.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

ARTICLE IV.  OFFICERS

4.01.                        Number.  The principal officers of the corporation shall be a President, any number of Vice Presidents, a Secretary and a Chief Financial Officer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any number of offices may be held by the same person.

4.02.                        Election and Term of Office.   The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  Failure to elect officers shall not dissolve or otherwise affect the corporation.

4.03.                        Removal.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.

4.04.                        Vacancies.  A vacancy in any, principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

4.05.                        President.  The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employee of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employee shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments, of every conceivable kind and character whatsoever, necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.06.                        The Chairman of the Board.  If a Chairman of the Board is appointed, the Chairman of the Board shall perform such duties and have such authority as may be delegated or assigned to him by the President or by the Board of Directors.

4.07.                        The Vice Presidents.  In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.  The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

4.08.                        The Secretary.  The Secretary shall:  (a) keep the minutes of the meetings of the stockholders, the Board of Directors and the committees of the Board of Directors in one or more books provided for the purpose; (b) attest instruments to be filed with the Secretary of State; (c) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (d) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

4.09.                        The Chief Financial Officer.  The Chief Financial Officer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of

Directors.  If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10.                        Assistant Secretaries and Assistant Chief Financial Officers.  There shall be such number of Assistant Secretaries and Assistant Chief Financial Officers as the Board of Directors may from time to time authorize.  The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Chief Financial Officers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Chief Financial Officers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Chief Financial Officer, respectively, or by the President or the Board of Directors.

4.11.                        Other Assistants and Acting Officers.  The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall, have the power to perform all the duties of the office to which he is so appointed to be an assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.12.                        Salaries.  The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer’s compensation.

ARTICLE V.  CONTRACTS, LOANS, CHECKS
AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01.                        Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02.                        Loans.  No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

5.03.                        Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04.                        Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05.                        Voting of Securities Owned by this Corporation.  Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he is present, or in his absence, by a Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of a Vice president, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer.  Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01.                        Certificates for Shares.  Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors, such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02.                        Facsimile Signatures and Seal.  The seal of the corporation on any certificates for shares maybe a facsimile.  The signature of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

6.03.                        Signature by Former Officers.  In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

6.04.                        Transfer of Shares.   Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner.  Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty.  The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.  Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.

6.05.                        Restrictions on Transfer.  The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.  Otherwise the restriction is invalid except against those with actual knowledge of the restrictions.

6.06.                        Destroyed or Stolen Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to by lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.07.                        Consideration for Shares.  The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, consistent with the law of the State of Delaware.

6.08.                        Stock Regulations.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII.  SEAL

7.01.                        The Board of Directors may provide a corporate seal in an appropriate form.

ARTICLE VIII.  AMENDMENTS

8.01.                        By Stockholders.  These by-laws may be adopted, amended or repealed and new by-laws may be adopted by the stockholders entitled to vote at the stockholders’ annual meeting without prior notice or at any other meeting provided the amendment under consideration has been set forth in the notice of meeting, by affirmative vote of not less than a majority of the shares present or represented at any meeting at which a quorum is in attendance.

8.02.                        By Directors.  These by-laws may be adopted, amended or repealed by the Board of Directors as provided in the certificate of incorporation by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the stockholders shall be amended or repealed by the Board of Directors if the by-laws so provide.

8.03.                        Implied Amendments.  Any action taken or authorized by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE IX.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.01.                        Indemnification of Directors, Officers and Employees. The corporation shall indemnify to the full extent permitted by law any person made or threatened to made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, his or her testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.